UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2015

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4401 Great America Parkway

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As disclosed previously, Palo Alto Networks, Inc. (the “Company”) exercised an option to induce Santa Clara Campus Property Owner I LLC to construct and lease to the Company an approximately 310,000 rentable square foot building located on land bordered by Tannery Way, Lakeside Drive, Scott Boulevard and Garrett Drive in Santa Clara, California. On October 15, 2015, the Company entered into a lease agreement dated October 7, 2015, related to such building (the “Building G Lease”) on the terms disclosed in the Company’s Form 8-K filed on August 19, 2015.

The foregoing description of the Building G Lease and the Building G Lease terms disclosed in the Company’s Form 8-K filed on August 19, 2015, do not purport to be complete and are qualified in their entirety by reference to the full text of the Building G Lease filed as Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Lease between the Company and Santa Clara Campus Property Owner I LLC, dated October 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Mark D. McLaughlin
Mark D. McLaughlin President and Chief Executive Officer

Date: October 19, 2015

Exhibit Number	Description of Exhibit

10.1	Lease between the Company and Santa Clara Campus Property Owner I LLC, dated October 7, 2015.